Exhibit 5.1

November 15, 2018

CSI Compressco LP

24955 Interstate 45 North

The Woodlands, Texas 77380

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for CSI Compressco LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and resale, from time to time, pursuant to Rule 415 under the Securities Act, by the unitholders named as the Selling Unitholders in the Registration Statement, of up to 9,500,000 common units representing limited partner interests in the Partnership (the “Common Units”).

We have also participated in the preparation of the prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit.

In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the Prospectus, (iii) the Certificate of Limited Partnership of the Partnership, (iv) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date, (v) the Certificate of Incorporation of CSI Compressco GP Inc., a Delaware corporation and the general partner of the Partnership (the “General Partner”), as amended to date, (vi) certain resolutions adopted by the Board of Directors of the General Partner relating to the Registration Statement, and (vii) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below.  In addition, we have reviewed such questions of law as we considered necessary or appropriate.  As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of partnership, corporate and limited liability company documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the General Partner, without further investigation as to the facts set forth therein.

For purposes of rendering the opinions set forth below, we have made the following assumptions:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws;
(ii)	a prospectus supplement (where applicable) will have been prepared and filed with the Commission describing the Common Units offered thereby and will comply with all applicable laws;
(iii)

each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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November 15, 2018   Page 2

(iv)	each person signing the documents that we reviewed has the legal capacity and authority to do so;
(v)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;
(vi)

all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus supplement, if any; and

(vii)	at the time of any offering or sale of any Common Units, the Partnership will have authorized or created and made available for issuance the number of Common Units set forth in such offering or sale.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1)

when issued, the Common Units will be, and upon sale will continue to be, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act and as described in the Prospectus and any prospectus supplement);

Our opinion is qualified in the following respects:

(i)

we express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

(ii)

our opinion expressed in paragraph 1 above, insofar as it relates to the Common Units being fully paid, is based solely on an officer’s certificate of the Partnership, executed and delivered to us by an officer of the General Partner, confirming the Partnership’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Common Units;

(iii)

our opinions herein are limited in all respects to the federal laws of the United States of America, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws), and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign;

(iv)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and
(v)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.